UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT

OF 1934

Date of Report (Date of earliest event reported): October 25, 2012

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho (Address of principal executive offices)		83706 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) On October 29, 2012, US Ecology, Inc. (the “Company”) issued a press release announcing senior management changes. A copy of the press release is attached as Exhibit 99.1 to this report.

On October 25, 2012 the Company and James R. Baumgardner entered into a Separation Agreement to terminate Mr. Baumgardner's employment as President, Chief Executive Officer and Chief Operating Officer. A copy of the Separation Agreement and Release is attached as Exhibit 10.1 to this report. Mr. Baumgardner also resigned from the Company's Board of Directors effective October 25, 2012. The Board of Directors has no current plans to fill the vacated Board seat.

Under the terms of the Separation Agreement and Release and his existing employment agreement, Mr. Baumgardner is entitled to:

•	Base salary through the remaining term of his employment contract that expires on December 31, 2012 (“Termination Date”),

•	One year of base salary of $325,000, payable in bi-weekly installments in accordance with regular payroll practices commencing on January 1, 2013;

•	Payment of accrued obligations which includes paid time off and reimbursable business expense owed through the Termination Date, payable within 45 days of the Termination Date;

•	Amounts earned, if any, under the 2012 Management Incentive Plan (“MIP”) payable upon approval by the Compensation Committee of the Board of Directors of final audited 2012 financial statements;

•	Continued vesting in restricted stock awards and options to purchase common stock for a period of 12 and 15 months, respectively, after the Termination Date; and

•	Continued medical, hospitalization, life insurance and disability benefits which Mr. Baumgardner was entitled to at the Termination Date (any of which may, in the Company’s discretion, be structured as a reimbursement to Mr. Baumgardner of the after-tax cost thereof) for a period of 24 months following the termination date (or until Mr. Baumgardner receives similar or comparable benefits from a new employer).

On October 25, 2012 the Board of Directors appointed Jeffrey R. Feeler, 43, (former Vice President, Chief Financial Officer, Treasurer and Corporate Secretary) as Acting President and Acting Chief Operating Officer effective immediately. Pursuant to the appointment, the Compensation Committee of the Board of Directors approved increasing Mr. Feeler’s base salary to $255,000 from $196,854 and increased his participation level in the 2012 MIP from 45% to 50% of his base salary. There were no changes to Mr. Feeler’s employment contract.

Mr. Feeler joined the Company in 2006 as Chief Accounting Officer, Treasurer, Controller and Corporate Secretary. He was promoted in 2007 to Vice President, Chief Financial Officer, Treasurer and Corporate Secretary. Prior to 2006, he held financial and accounting management positions with MWI Veterinary Supply, Inc. (2005-2006), Albertson’s, Inc. (2003-2005), Hewlett-Packard Company (2002-2003), and PricewaterhouseCoopers LLP (1993-2002). Mr. Feeler is a Certified Public Accountant and holds a BBA in Finance and a BBA in Accounting from Boise State University.

On October 25, 2012 the Board of Directors appointed Eric L. Gerratt, 41, (former Vice President and Controller) as Acting Chief Financial Officer, Acting Treasurer and Chief Accounting Officer. Pursuant to the appointment, the Compensation Committee of the Board of Directors approved increasing Mr. Gerratt’s base salary to $188,000 from $165,750 and increased his participation level in the 2012 MIP from 35% to 40% of his base salary. There were no changes to Mr. Gerratt’s employment contract.

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Mr. Gerratt joined the Company in August 2007 as Vice President and Controller. He previously held financial and accounting management positions at SUPERVALU, Inc. (2006-2007), Albertson’s, Inc. (2003-2006) and PricewaterhouseCoopers LLP (1997-2003). Mr. Gerratt is a Certified Public Accountant and holds a BS in Accounting from the University of Idaho.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement and Release between US Ecology, Inc. (together with its former name, American Ecology Corporation) and James R. Baumgardner dated October 25, 2012.

The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

99.1	Press release issued by the Registrant on October 29, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: October 30, 2012	By:/s/ Eric L. Gerratt
Eric L. Gerratt
Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer

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